Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of CWHEQ, Inc. for the registration of CWHEQ Revolving Home Equity Loan Trust, Series 2006-H, in the registration statement on Form S-3 (No. 333-132375) and to the incorporation by reference therein of our report dated January 23, 2006, with respect to the consolidated financial statements of Financial Guaranty Insurance Company, appearing in the Form 8-K of CWHEQ, Inc. dated September 28, 2006, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP

New York, New York
September 28, 2006